Moog Inc. ▪ East Aurora, New York ▪ 14052 ▪ 716-652-2000

Press Information

Release Date:	November 20, 2020	Contact:	Ann Marie Luhr
	IMMEDIATE		716-687-4225

MOOG ANNOUNCES SHARE REPURCHASE PROGRAM

East Aurora, NY -- Moog Inc. (NYSE: MOG.A and MOG.B) announced today that its Board of Directors has approved a share repurchase program.

Under the authorization, the Company will be able to acquire an aggregate of 3,000,000 shares of its Class A and Class B common stock at management’s discretion.The timing of repurchases will depend upon several factors, including capital deployment priorities and market and business conditions. The program may be discontinued at any time.

“Our cash flow was very strong in FY 2020," said John Scannell, Chairman and CEO. "Share repurchases afforded us the opportunity to return $215 million of value to our shareholders during the year and we are pleased to have the flexibility to continue this program.”

The transactions will be made in accordance with rules and regulations of the U.S. Securities and Exchange Commission and other rules that govern such purchases.

Cautionary Statement

Information included or incorporated by reference in this report that does not consist of historical facts, including statements accompanied by or containing words such as “may,” “will,” “should,” “believes,” “expects,” “expected,” “intends,” “plans,” “projects,” “approximate,” “estimates,” “predicts,” “potential,” “outlook,” “forecast,” “anticipates,” “presume” and “assume,” are forward-looking statements. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect the Company’s current views with respect to certain current and future events and financial performance and are not guarantees of future performance. This includes but is not limited to, the Company’s expectation and ability to pay a quarterly cash dividend on its common stock in the future, subject to the determination by the board of directors, and based on an evaluation of company earnings, financial condition and requirements, business conditions, capital allocation determinations and other factors, risks and uncertainties. The impact or occurrence of these could cause actual results to differ materially from the expected results described in the forward-looking statements. These important factors, risks and uncertainties include:

COVID-19 Pandemic Risks

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We face various risks related to health pandemics such as the global COVID-19 pandemic, which may have material adverse consequences on our operations, financial position, cash flows, and those of our customers and suppliers.

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Strategic Risks

▪	We operate in highly competitive markets with competitors who may have greater resources than we possess;

▪	Our new products and technology research and development efforts are substantial and may not be successful which could reduce our sales and earnings;

▪	Our inability to adequately enforce and protect our intellectual property or defend against assertions of infringement could prevent or restrict our ability to compete; and

▪	Our sales and earnings may be affected if we cannot identify, acquire or integrate strategic acquisitions, or as we conduct divestitures.

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Market Condition Risks

▪	The markets we serve are cyclical and sensitive to domestic and foreign economic conditions and events, which may cause our operating results to fluctuate;

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We depend heavily on government contracts that may not be fully funded or may be terminated, and the failure to receive funding or the termination of one or more of these contracts could reduce our sales and increase our costs;

▪	The loss of The Boeing Company as a customer or a significant reduction in sales to The Boeing Company could adversely impact our operating results; and

▪	We may not realize the full amounts reflected in our backlog as revenue, which could adversely affect our future revenue and growth prospects.

Operational Risks

▪	Our business operations may be adversely affected by information systems interruptions, intrusions or new software implementations;

▪	We may not be able to prevent, or timely detect, issues with our products and our manufacturing processes which may adversely affect our operations and our earnings;

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If our subcontractors or suppliers fail to perform their contractual obligations, our prime contract performance and our ability to obtain future business could be materially and adversely impacted; and

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The failure or misuse of our products may damage our reputation, necessitate a product recall or result in claims against us that exceed our insurance coverage, thereby requiring us to pay significant damages.

Financial Risks

▪	We make estimates in accounting for over-time contracts, and changes in these estimates may have significant impacts on our earnings;

▪	We enter into fixed-price contracts, which could subject us to losses if we have cost overruns;

▪	Our indebtedness and restrictive covenants under our credit facilities could limit our operational and financial flexibility;

▪	The phase out of LIBOR may negatively impact our debt agreements and financial position, results of operations and liquidity;

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Significant changes in discount rates, rates of return on pension assets, mortality tables and other factors could adversely affect our earnings and equity and increase our pension funding requirements;

▪	A write-off of all or part of our goodwill or other intangible assets could adversely affect our operating results and net worth; and

▪	Unforeseen exposure to additional income tax liabilities may affect our operating results.

Legal and Compliance Risks

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Contracting on government programs is subject to significant regulation, including rules related to bidding, billing and accounting standards, and any false claims or non-compliance could subject us to fines, penalties or possible debarment;

▪	Our operations in foreign countries expose us to political and currency risks and adverse changes in local legal and regulatory environments;

▪	Government regulations could limit our ability to sell our products outside the United States and otherwise adversely affect our business;

▪	We are involved in various legal proceedings, the outcome of which may be unfavorable to us; and

▪	Our operations are subject to environmental laws, and complying with those laws may cause us to incur significant costs.

General Risks

▪	The United Kingdom's decision to exit the European Union may result in short-term and long-term adverse impacts on our results of operations;

▪	Escalating tariffs, restrictions on imports or other trade barriers between the United States and various countries may impact our results of operations;

▪	Future terror attacks, war, natural disasters or other catastrophic events beyond our control could negatively impact our business; and

▪	Our performance could suffer if we cannot maintain our culture as well as attract, retain and engage our employees.

These factors are not exhaustive. New factors, risks and uncertainties may emerge from time to time that may affect the forward-looking statements made herein. Given these factors, risks and uncertainties, investors should not place undue reliance on forward-looking statements as predictive of future results. We disclaim any obligation to update the forward-looking statements made in this report.